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                                                                    Exhibit 99.2

                            Conference Call Script

JAMES FRASER:
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Good afternoon, and thank you for joining us as we discuss Virata's guidance for the fiscal third and fourth quarters of 2001.


Before turning the call over to Charles Cotton, Chief Executive Officer of Virata, I would like to read the Company's Safe Harbor statement:


During the course of this call, the company may make certain forward-looking statements that involve risks and uncertainties. Actual results may differ
materially.   Due to increasing uncertainties in the Company's market, the
Company's degree of visibility on future revenues and earnings and associated confidence level in forecast information is less than in past quarters.


Factors that might cause a difference include, but are not limited to, those relating to general business and economic conditions, evolving industry standards, the pace of development and market acceptance of our products, those of our customers and the DSL market generally, the rate of DSL deployments, commercialization and technological delays or difficulties, changes in customer order patterns and the product volume of such orders, the financial condition of our customers, risks of customer loss, the impact of competitive products and technologies, competitive pricing pressures, manufacturing availability and risks, dependence on third party suppliers, the uncertainties associated with international operations, the possibility of our products infringing patents and other intellectual property of third parties, risks due to limited protection of our intellectual property, product defects, costs of product development, our ability to attract and retain employees, the company's ability to extract value from acquisitions, manufacturing and government regulation and other risk factors listed from time to time in the reports and other documents Virata files with the Securities and Exchange Commission, including without limitation, the report on Form 10-Q for the quarter ended October 1, 2000.
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Virata assumes no obligation to revise or update the forward-looking statements contained herein to reflect events or circumstances after the date hereof.


With that, I am pleased to introduce and turn the call over to Charles Cotton.


Charles Cotton:
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Good morning/afternoon ladies and gentlemen and thank you for joining us to discuss Virata's revised guidance for our fiscal 2001 third and fourth quarters and going forward into fiscal 2002. Joining me on this call are Andy Vought, Chief Financial Officer and Mike Gulett, President and Chief Operating Officer.


I'll start the call by giving an overview of recent developments in our customer base and the DSL market generally and then hand the call over to Andy Vought who will review our latest guidance with you.


First of all, I am pleased to highlight that this will be a record quarter for the company in terms of new license wins in North America, Europe and Asia. Our licensee base now exceeds 150 customers. However, as we announced in our press release earlier today, during December, some of our customers indicated that their equipment inventories had not sold as fast as they had expected and, therefore, they had more of our chips than they needed for their current production levels. As a result, instead of customers seeking to increase their orders as we approach the end of the December quarter, as we had expected, we have been experiencing requests to re-schedule shipments into next quarter.


In order to minimize this inventory build up and maintain our strong customer relationships, we have made the decision to reschedule contractually-agreed calendar Q4, 2000, semiconductor shipments to Westell Technologies, Inc. and to a limited number of our other customers in Asia and the US. These shipments will be deferred into the first three months of calendar 2001 and, as a result, we
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are revising our previous guidance for the December 31, 2000 and April 1, 2001 quarters. We believe this is a prudent decision, which reflects our support and commitment to our customer base. We also anticipate that rescheduling will prove to be a general industry issue and not one that uniquely affects Virata.


Westell has been a customer for over four years and we value the strong relationship that has been established with them. We have worked closely with Westell to forge a multi-level agreement, which includes a revised shipment schedule that matches Westell's requirements; the cancellation by Virata of approximately 40% of the contractually-agreed calendar Q4 semiconductor shipments to Westell and the selection by Westell of Virata's next generation semiconductors for Westell's future CPE products.


Moving on to the current status of the DSL market, in general, DSL deployments have progressed at a rapid pace this year, and the market has outstripped all expectations, with worldwide DSL deployments forecasted to exceed the 1999 level by over ten times. In retrospect, however, it appears that this strong growth rate resulted in component shortages in the Spring and Summer of 2000, which led to customers ordering ahead of their requirements to ensure adequate supply. This resulted in the current inventory overhang, which we expect will clear in the early months of calendar 2001.


Nevertheless, based on recent market projections, we continue to believe that underlying consumer demand for broadband services remains strong worldwide, driven by the need for faster Internet access and, in the future, by the need for integrated voice and data services. As we approach the end of calendar 2000, less than 1 percent of the approximately 1 billion telephone lines in existence today will have been upgraded by DSL technology. This means
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there is huge unfulfilled potential for a company such as Virata that has established a leadership position in the DSL market.


Further, with the progressive introduction of auto-configuration capabilities, it is now increasingly possible for users to effect DSL installations themselves without the need for a truck roll. Major US service providers such as SBC and Verizon are now indicating up to 80 percent self-install rates for DSL services. Within the next few months we expect to see the first standards-based auto-configuration solutions reach the market based on OpenDSL and DSL Forum initiatives.


As a result, we project that DSL self-installs will significantly increase and that this will contribute to the sell through of the current excess equipment and strategic component inventory in the first few months of 2001.


In addition, during calendar 2000, investments by service providers in DSLAMs have resulted in the number of DSL ports enabled in the Central Office being substantially greater than the number of connected DSL users. This means that there is a significant opportunity for service providers with no additional investment to generate incremental revenues in 2001 simply by connecting users to these DSLAM ports. The positive impact on demand for customer premises equipment and Virata semiconductors will be clear.


I am now going to hand the call over to Andy Vought to summarize our guidance for our third and fourth fiscal quarters, as well as for fiscal year 2002, following which, we will be pleased to respond to questions.


Andy Vought:
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As a result of the re-scheduling of customer shipments as set out by Charles
Cotton, we are revising our guidance for the December 31, 2000 and April 1, 2001 quarters.
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We now expect revenues to be approximately $37 million for the quarter ended
December 31, 2000, which is down from the $46.7 million projected in our October earnings call. This revised guidance reflects the decision to re-schedule shipments to Westell and other customers in Asia and the US.


For our fourth fiscal quarter ending April 1, 2001, we expect revenues to be at least $37 million, which is down from our previous guidance of $58.4 million.


Thereafter, we expect quarterly revenues to grow 10% sequentially through the end of the fiscal year ending in March 2002; provided that growth for individual quarters may vary depending on the inventory needs of our customers.


We are also providing guidance for our estimated "as adjusted" earnings per share for the December 31, 2000 quarter to $0.04. Guidance for "as adjusted" earnings per share for the fourth fiscal quarter ending April 1, 2001 will be provided in our earnings call scheduled for January 24, 2001.


As a result of the cancellation and re-scheduling of semiconductor shipments, our inventories are expected to increase at the December 31, 2000 quarter end by comparison with our previous quarter. However, we have taken action to re-schedule receipt of future semiconductor shipments from our suppliers into the April 1, 2001 quarter.


As Charles said a few moments ago, we expect the inventory overhang at our
customers will be cleared in the first few months of 2001.   Once this overhang
clears, Virata's position as a market leader in DSL deployments worldwide, combined with the introduction of new strategic customers and products, should fuel renewed growth for the Company.


Charles and I will now be pleased to answer your questions.